FIRST                                                 Revolving Promissory Note
SECURITY
 BANK
                                                       Loan No.0014079-9009
PRINCIPAL AMOUNT: $       150,000.00                   Date:   June 01, 1996

BORROWER:  Bowlin's Incorporated, a New Mexico corporation
ADDRESS: 136 Louisiana Blvd. NE, Albuquerque, NM 87108

For value received, the undersigned Borrower promises to pay to First Security Bank of New Mexico, N.A. ("First Security") , or to its order, the total principal amount outstanding on this Revolving Promissory Note ("Note") together with interest as stated below, in lawful money of the United States of America.

INTEREST: Interest on the outstanding principal balance shall be calculated on the following basis until paid:

             Variable Rate: 1.000 percentage points above the "Index" (as hereinafter defined) per annum until paid, representing a total annual rate of 9.250 % as of the date of this Note. The Index may change from time to time, and the interest payable on this Note will continue to fluctuate at the same increment above the index as stated above. Any changes in the interest rate under this Note shall become effective without prior notice, on the date on which the index changes.

             For purposes of this Note, "Index" shall mean the "Prime Rate" of First Security. The First Security Prime Rate shall mean that rate of interest announced from time to time by First Security as the "Prime Rate" and is a reference point from which the cost of credit to customers may be calculated. The Prime Rate is subject to change from time to time. Prime Rate shall not mean the best or lowest rate and First Security may make loans at, below or above the Prime Rate.

The actual interest to be charged under this Note shall be calculated daily on the outstanding balance on a 360-day year. Should the rate of interest as calculated, exceed that allowed by law, the applicable rate of interest will be the maximum rate of interest lawfully allowed. The principal amount outstanding on which the interest rate shall be charged shall be determined from First Security's records, which shall at all time be conclusive.

PAYMENT SCHEDULE: Accrued interest on this Note shall be paid MONTHLY, beginning July 01, 1996 and continuing on the 1st day of each month thereafter. The entire balance of outstanding principal and accrued but unpaid interest shall be due and payable on June 01, 1997. Payments shall be made at First Security's Albuquerque Office at 40 First Plaza, Albuquerque, New Mexico 87102, or at such other place as the holder or assignee of this Note may designate. Payments will be applied first to accrued interest with the remainder (if any) applied to principal. This Note is a revolving promissory note and evidences a revolving line of credit whose outstanding principal balance shall not exceed the principal amount stated above at any one time. The amount outstanding on this Note at any specific time shall be the total amount advanced by First Security less the amount of principal payments made from time to time, plus any interest accrued but then unpaid.

ADVANCES: Borrower agrees that any and all advances made hereunder shall be for Borrower's benefit whether or not said advances are deposited to Borrower's account, and that persons other than the undersigned Borrower may have authority to draw against such account. Advances may be made hereunder at the oral or written request of Nina Pratz, or M.L. Bowlin, or C.C. Bess who is (are) hereby authorized to request advances until written notice of revocation of this authority is received by First Security from Borrower. Advances shall be made to Borrower or for the account of Borrower unless Borrower directs otherwise in writing.

If Borrower fails to make any scheduled payment on this Note when due, or otherwise defaults in any other obligations imposed by this Note or by any loan agreement, any document securing this Note, or any other document executed in connection with this Note, First Security, at its option, may declare immediately due and payable all amounts then outstanding on this Note and any other liabilities of the Borrower to First Security, direct or indirect, absolute or contingent, now existing or hereafter arising. Borrower shall pay all costs and expenses incurred by First Security or by any other holder of this
Note incurred in connection with any failure to pay or other default of Borrower, including attorneys' fees, collection costs, costs incurred to protect any collateral, court costs and costs on appeal, including, without limitation, all such fees and costs incurred before the commencement of a proceeding to collect this Note, during any such proceeding, during any bankruptcy or insolvency proceeding, and during any appeal.

If First Security has not received the full amount of any payment by the end of fifteen (15) calendar days after the date due, including the balance due at maturity, Borrower will pay a late charge to First Security in the amount of five percent (5%) of the overdue payment of principal and interest. Borrower hereby agrees to pay the late charge promptly, but only once on each late payment. In addition to any late charges that may be assessed as herein provided, the outstanding balance of this Note after a default in payment of principal and/or interest or any part thereof, including but not limited to a default in making the final payment due at maturity, or a default as defined in any loan agreement, any document securing this Note, or any other document executed in connection with this Note, shall accrue interest from the date of the default at the rate equal to four (4) percentage points per annum in excess of the interest rate charged if this Note were not in default. If First Security shall waive in writing or permit a cure of such default, the interest rate shall revert to the non-default rate from and after such waiver or completion of such cure.

This Note is to be construed under the laws of the State of New Mexico.

The makers, sureties, guarantors, and endorsers of this Note jointly and severally waive presentment for payment, protest, notice of protest, and notice of nonpayment of this Note, and consent that this Note or any payment due under this Note may be extended or renewed without prior demand or notice, and further consent to the release of any collateral or part thereof or any surety or guarantor, with or without substitution.

For all terms hereunder and as dictated by the actual signatory or signatories hereto, references to the singular shall include the plural and references to the male gender shall include the female gender as well as the neuter. In particular, "Borrower" shall include "Borrowers" if the undersigned is more than one party or entity. In the event that there are multiple signatories, all obligations hereunder are joint and several.







BORROWER:






Bowlin's Incorporated, a New Mexico corporation

/s/ Michael L. Bowlin
----------------------------------------
M.L. Bowlin, President